Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

DANA HOLDING CORPORATION
(Exact name of obligor as specified in its charter)

Delaware	26-1531856
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3939 Technology Drive Maumee, OH (Address of principal executive offices)	43537 (Zip code)

Senior Debt Securities
(Title of the indenture securities)

Item 1.  General Information.  Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.  Not applicable.

Item 16.  List of Exhibits.  List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.  A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.  See Exhibit 2

Exhibit 4.  Copy of By-laws of the trustee as now in effect.***

Exhibit 5.  Not applicable.

Exhibit 6.  The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.  Not applicable.

Exhibit 9.  Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 14th day of January, 2011.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/  Richard Prokosch
Richard Prokosch
Vice President

EXHIBIT 6

January 14, 2011

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/  Richard Prokosch
Richard Prokosch
Vice President

EXHIBIT 7
Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2010, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$16,933
Interest-bearing balances		39,916
Securities:
Held-to-maturity securities		0
Available-for-sale securities		154,552
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		3,839
Securities purchased under agreements to resell		10,627
Loans and lease financing receivables:
Loans and leases held for sale		31,749
Loans and leases, net of unearned income	686,595
LESS: Allowance for loan and lease losses	20,431
Loans and leases, net of unearned income and allowance		666,164
Trading Assets		32,145
Premises and fixed assets (including capitalized leases)		8,147
Other real estate owned		5,794
Investments in unconsolidated subsidiaries and associated companies		557
Direct and indirect investments in real estate ventures		115
Intangible assets
Goodwill		21,005
Other intangible assets		24,549
Other assets		54,397

Total assets		$1,070,489

LIABILITIES
Deposits:
In domestic offices		$726,238
Noninterest-bearing	158,737
Interest-bearing	567,501
In foreign offices, Edge and Agreement subsidiaries, and IBFs		84,789
Noninterest-bearing	1,834
Interest-bearing	82,955
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		5,726
Securities sold under agreements to repurchase		15,280

Dollar Amounts
In Millions
Trading liabilities	15,098
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	43,063
Subordinated notes and debentures	20,643
Other liabilities	35,682

Total liabilities	$946,519

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	98,774
Retained earnings	17,543
Accumulated other comprehensive income	5,827
Other equity capital components	0

Total bank equity capital	122,663
Noncontrolling (minority) interests in consolidated subsidiaries	1,307

Total equity capital	123,970

Total liabilities, and equity capital	$1,070,489

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
Howard I. Atkins
   EVP & CFO
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Dave Hoyt
Michael Loughlin